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                                                                   Exhibit 10.10


                              EMPLOYMENT AGREEMENT
                              --------------------

                  AGREEMENT made as of the 20th day of February, 1998 by and between Office Centre Corporation, a Delaware corporation, with its principal place of business at 38 East 32nd Street, New York, New York (hereinafter referred to as "OCC"), and Richard Case, residing at 4425 Ballinger Court, Plano, Texas (hereinafter referred to as the "EXECUTIVE").

                                  WITNESSETH:
                                  -----------

                  WHEREAS, on the terms and conditions hereinafter set forth, OCC wishes to engage the services of the Executive and Executive desires to serve OCC as OCC's Senior Vice President, Corporate Development, or in any other similar capacity as may be designated by OCC's President from time to time and at his discretion;

                  WHEREAS, OCC and Executive desire to terminate that certain Consulting Agreement dated January 1, 1998 and to incorporate and otherwise merge all of their respective rights and obligation into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                  1. PERFORMANCE OF DUTIES. Executive shall become a Senior Vice President of OCC. Executive shall report to the President of OCC, or his designee, and shall assume such duties and responsibilities as may be assigned to him by OCC. Executive's primary business location shall be within the greater Dallas metropolitan area and Executive may not be permanently relocated without his prior written consent which he may withhold for any reason in his sole discretion. OCC shall establish an office in Dallas,



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Texas for Executive's use on behalf of OCC and provide reasonable secretarial and administrative support facilities to Executive at OCC's reasonable expense.

                  2. COMPENSATION. As compensation for his services hereunder, the Executive shall be entitled to receive:

                           (a) An annual salary equal to $200,000 per year, such
amount to be paid to the Executive semi-monthly, or otherwise in accordance with OCC's normal payroll practices (the "BASE SALARY");

                           (b) An annual bonus (the "Performance Bonus"), to be
paid within sixty (60) days of the close of each applicable year, predicated upon meeting or exceeding certain annual performance objectives established by OCC, with input from Executive (the "ANNUAL OBJECTIVE"), as follows:


Annual Performance                           Bonus
------------------                           -----

120% of Annual Objective                     100% of Annual Base Salary

110% of Annual Objective                     90% of Annual Base Salary

100% of Annual Objective                     80% of Annual Base Salary

90% of Annual Objective                      40% of Annual Base Salary



                           (c) A yearly salary review by the OCC Board of
Directors, or their designee, to determine if said Base Salary shall be increased, but in no event shall said salary be decreased;

                           (d) Entitlement to receive options to purchase up to
300,000 shares of common stock of OCC, at the exercise price attributed to such shares by Marshal &



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Stevens, Inc. as at December 1, 1997, namely $2.65, to vest ratably on an annual basis over a three year period at January 1 of each applicable year, commencing with options to purchase up to 100,000 shares on January 1, 1999, and exercisable until December 1, 2007, and Executive shall be credited with the term of services provided to OCC under that certain Consulting Agreement dated January 1, 1998 (the "Consulting Agreement"). In the event of a reverse split in the common stock of OCC, the exercise price will be increased accordingly, but the number of shares, namely 300,000, will remain the same.


                           (e) Eligibility to participate in all stock option
plans generally available to senior OCC executives; and

                           (f) All amounts paid to Executive under the
Consulting Agreement shall be credited against OCC's obligations under this
Section 2 of this Agreement. Any pro-rated annual performance objectives remaining outstanding or unfulfilled under the Consulting Agreement shall be transferred to, incorporated by, or otherwise credited to Executive under this Agreement.

                  3. FRINGE BENEFITS. The Executive shall be entitled to the following fringe benefits;

                           (a) AUTOMOBILE ALLOWANCE. The Executive shall be
entitled to an automobile allowance of $500.00 per month.

                           (b) SALARY CONTINUATION DURING DISABILITY. If for any
reason the Executive becomes disabled, so that he is unable to perform his duties hereunder, in the reasonable opinion of OCC, due to physical or mental illness or other cause for either (i) a period of 90 consecutive days, or (ii) 180 days during any 360-day period ("DISABLED"), the Executive's employment under this Agreement shall terminate. Under such circumstances,


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OCC shall nevertheless continue to pay Executive periodic Base Salary payments to the same extent that-Executive would have been entitled to receive under
Section 2(b) until the time that this Agreement would have expired but for such termination.

                           (c) VACATION. Executive shall be- entitled to receive
paid vacation per year to the same extent as granted to other senior executives of OCC, at present four (4) weeks.

                           (d) OTHER BENEFITS. The Executive shall be entitled
to such other benefits, including health, hospitalization, dental, disability, life and other insurance, as are granted to other senior executives of OCC. All unused benefits under Section 3 of the Consulting Agreement shall be transferred to and incorporated by this Agreement.

                  4. EXPENSE REIMBURSEMENT. Subject to compliance with the OCC's policy, rules and practices relating to expense reimbursement, the Executive shall be entitled to the use of a corporate phone card and credit card for business expenses and shall be entitled to reimbursement from OCC for all reasonable out-of-pocket business expenses incurred by him in connection with the performance of his duties.

5. DURATION AND TERMINATION OF EMPLOYMENT.

                           (a) Unless the Executive's employment under this
Agreement is otherwise terminated, the term of this Agreement is three (3) years from the effective date, less the term of the Consulting Agreement (the "Term"). The "Effective Date" shall be defined as that date upon which Executive's status as a consultant, as described in the Consulting Agreement, shall be terminated by OCC and changed to employee. At least six


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months prior to expiration of the Term, OCC shall notify Executive in writing as to whether OCC intends to renew this Agreement and, if so, under what circumstances and terms.

                           (b) OCC may terminate the employment of the Executive
for Cause (defined herein) and notice of such termination shall be sent to Executive. "CAUSE" shall mean the Executive's (i) willful misconduct, (ii) grossly negligent misconduct in the performance of his duties to OCC, (iii) material breach of his obligations under this Agreement, (iv) failure to comply with the lawful instructions of the Board of Directors, the President of OCC, or any of their designees, (v) conviction of, or plea of nolo contendere to, a felony; or conviction of, or plea of nolo contendere to, a crime involving moral turpitude under federal, state or local laws. Notwithstanding the foregoing, a crime involving tax matters shall not be considered a crime involving moral turpitude.

                           (c) If, at any time, OCC terminates the employment of
the Executive for Cause, the Executive resigns his position for any reason, or the Executive dies, the Executive (or his estate) shall only be entitled to receive the unpaid portion of his Base Salary that has accrued to the date of such termination, resignation or death, less any damages sustained by OCC as a result of such termination or of the Executives's activities leading thereto and for so long as Executive is otherwise in compliance with his obligation under this Agreement. OCC shall have no further obligations to Executive.

                           (d) If, at any time, OCC terminates the employment of
the Executive for any reason other than for Cause ("NON-CAUSE TERMINATION"), the Executive shall be entitled to receive the unpaid Base Salary otherwise due Executive as prescribed by


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Section 2(a) for the entire unexpired term of this Agreement, and the earned but unpaid Performance Bonus, but only to the extent of that Performance Bonus remaining unpaid during the year of termination, as a lump sum payment paid within thirty (30) business days of such termination (the "ACCELERATION DATE"), and shall be entitled to receive all options to purchase stock identified in Sections 2(d) and 2(e), on or prior to the Acceleration Date.

                  6. COVENANTS OF THE EXECUTIVE.

                  (A) NONCOMPETITION. Executive hereby acknowledges that he has received adequate consideration, including payment of a bonus, allocated annual compensation of the Base Salary, eligibility for a special Performance Bonus, and the granting of stock purchase options, to which he would not have been otherwise entitled to receive but for payments made to him for his performance of his obligations under this Section 6 of the Agreement:

                  (i) Except as authorized in writing by the President of OCC, during the term of this Agreement and through the Non-compete Termination Date (as defined below), the Executive shall not, whether as a director, officer, employee, agent, consultant, owner, independent contractor or otherwise, provide any services, directly or indirectly, to any person or entity whose primary business activity in the United States of America is competitive with the primary activity of OCC.

                  (ii) OCC and the Executive hereby acknowledge that nothing contained herein shall prohibit the Executive from making investments in other entities or businesses, provided, that such entities or businesses are not engaged in activities which are competitive with the business and activities of OCC and its subsidiaries. During the Term through the


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non-compete Termination Date, the Executive shall refrain from making any investment in, or receiving compensation or other payment from, any entity or business which is competitive with the business or activities of OCC and its subsidiaries. Notwithstanding the foregoing, the Executive's beneficial ownership of less than 1% of the outstanding capital stock of a publicly traded company, whether or not such company is competitive with OCC and its subsidiaries, shall not, in and of itself, be deemed to be activities which are competitive with the business and activities of OCC and its subsidiaries.

                  (iii) "Non-compete Termination Date" shall mean:

                           (A) If the Executive's services are terminated for
cause or if Executive terminates this Agreement for any reason, the first anniversary of the effective date of such termination subsequent to the expiration of the Term; and

                           (B) If the Executive's employment is terminated by
OCC pursuant to a non-cause termination, one year from the effective date of such termination.

                  (iv) In the event OCC terminates Executive's employment with OCC for Non-Cause Termination pursuant to Section 5(d), OCC shall pay Executive his Base Salary for the period of OCC's intention for Executive to comply with the obligations set forth in this Section 6(a).

                  (b) NONSOLICITATION. From the date hereof through the Non-compete Termination Date, the Executive shall not, and shall cause each business or entity with which he shall become associated in any capacity including any other entity to which he renders any services not to, directly or indirectly (i) solicit for employment or employ any person who is


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then, or who was at any time six months prior to the date of such termination, employed by OCC or its subsidiaries, (ii) solicit business from any current customer or supplier of OCC its subsidies or any person or entity who was a customer or supplier of OCC or its subsidiaries at any time within six months prior to the date of such termination, or (iii) cause any such employee, customer or supplier to cease employment or business relationship with OCC.

                  (c) CONFIDENTIALITY. The Executive agrees and acknowledges that the Confidential Information (as defined below) of OCC and its subsidiaries is valuable, special and unique to its business that such business depends on such Confidential Information and that OCC wishes to protect such Confidential
Information:

                           (i) the Executive agrees to keep any and all
Confidential Information in trust for the exclusive use and benefit of OCC and its subsidiaries;

                           (ii) the Executive agrees that, except as required by
applicable law or as authorized in writing by OCC, he will not, at any time prior to the third anniversary of the termination of this Agreement for any reason, disclose, directly or indirectly, any Confidential Information of OCC or its subsidiaries;

                           (iii) the Executive agrees to take all reasonable
steps necessary, or reasonably requested by OCC, to ensure that all Confidential Information is kept confidential for the use and benefit of OCC and its subsidiaries; and

                           (iv) the Executive agrees that, upon termination of
this Agreement, or at any other time as OCC may in writing request, he will promptly deliver to OCC all


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materials constituting Confidential Information (including all copies thereof)
that are in his possession or under his control. The Executive further agrees that, if requested by OCC to return any Confidential Information pursuant to this section (iv), he will not make or retain any copy or extract from such materials.

                  For purposes of this Section, "Confidential Information" means any and all information developed by or for OCC and its subsidiaries of which the Executive gains or has acquired knowledge during or prior to the terms of this Agreement that is (A) not generally known in any industry in which OCC and its subsidiaries is or may become enraged, or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for OCC and its subsidiaries concerning plans, marketing and sales methods, customer lists, materials, proceeds, software, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by OCC and its subsidiaries, together with all written, graphic, electronic and other materials relating to all or any part of the same.

                  (d) Remedies. The Executive acknowledges and agrees that the covenants and obligations of the Executive contained in this Section 6 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of OCC and that a breach of any of the terms of such covenants and obligations will cause OCC irreparable injury for which adequate remedies at law are not available. Therefore, the Executive agrees that OCC shall be entitled, in addition to any of the remedies available to it


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in law or equity, to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Executive from any such breach or threatened breach. OCC's rights and remedies under this Section 6 of the Agreement are cumulative and are in addition to any other rights and remedies OCC may have at law or in equity, including to obtain monetary damages suffered by OCC as a result of Executive's breach of any of the provisions contained in this Agreement.

                  7. NON-ASSIGNABILITY. Except as provided herein, neither party shall assign its rights and obligations under this contract without the written approval of the other party, which approval may be withheld by OCC for any reason or no reason and by Executive in reasonable good faith.

                  8. INDEMNITY. To the fullest extent permitted by applicable law, OCC shall indemnify Executive and hold him harmless for all acts or decisions made by Executive in the course of his employment for OCC under this Agreement. OCC shall also use its best efforts to obtain coverage for him under any insurance policy now in force or hereafter obtained during the term of this Agreement covering the other similarly situated against lawsuits. OCC shall pay all expenses including attorney's fees, incurred by the Executive in connection with the defense of such act suit or proceeding and in connection with any related appeal including the cost of settlement.

                  9. TIME TO CURE. Except as otherwise provided herein, in the event either party fails to perform any of its respective obligations hereunder and if such failure would otherwise constitute a default under this agreement, the non-defaulting party shall give


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written notice specifying such obligations to the defaulting party who shall have ten (10) business days after receipt of such notice to cure the specified default; PROVIDED that an action or failure to act that constitutes a default and that has been described with reasonable particularity may not be cured more than once.

                  10. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the City of New York in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The prevailing party shall be entitled to reasonable attorneys' fees and expenses.

                  11. Notices. Any written notice required or permitted to be given under any provision of this Agreement shall be deemed to have been given
(a) if to the Executive, when sent by Registered or Certified Mail (return receipt requested) in a sealed envelope addressed to him at his last known residence address as shown on OCC's records or when delivered by hand to him or, in his absence, in a sealed envelope to an adult member of his household, and
(b) if to OCC, when sent by Registered or Certified Mail (return receipt requested) in a sealed envelope addressed to the OCC or delivered by hand at its then existing executive offices, ATTENTION: Counsel.

                  12. ENTIRE AGREEMENT; ENFORCEABILITY; PARTIAL INVALIDITY.

                           (a) This Agreement contains the entire agreement of
the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them relating to its subject matter. No modification or waiver of any of the


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provisions of this Agreement shall be effective unless set forth in a writing signed by the party against whom the same is sought to be enforced. The waiver by either party of any breach of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach hereof by such other party.

                           (b) The above notwithstanding, until May 6, 1998,
Executive shall be permitted by OCC to provide reasonable consulting services, not on behalf of OCC, to Maclean-Fogg, an automotive and power company based in Mundelein IL, and Jameson Company, a telecommunications company based in Charlotte, NC;

                           (c) the above notwithstanding, Executive shall be
permitted to continue to serve on an advisory board for Commtech International, Inc. and the Board of Directors of Heath Watch, Inc., and shall be permitted, by written acknowledgment, to serve on the Board of Directors of other companies; provided, as determined by the President of OCC, or his designee, any such duties and activities do not conflict or otherwise interfere


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with Executive's obligations to OCC under this Agreement; and

                           (d) The invalidity or unenforceability of any
particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  13. INTERPRETATION OF AGREEMENT. This Agreement is made in the State of New York and its validity and interpretation shall be governed by the laws of such state, without giving effect to conflicts of law principles. The section and subsequent headings in this Agreement are for convenience only and shall be disregarded in any interpretation of this Agreement.

                  IN WITNESS WHEREOF, OCC has caused this Agreement to be executed in its name and on its behalf by its Chairman and the Executive has signed this Agreement as of the day and year first above written.

                                        OFFICE CENTRE CORPORATION


                                        By: /s/ R.J. Gillon, Jr.
                                        ------------------------------------
                                        ROBERT J. GILLON, JR.

                                        EXECUTIVE


                                         /s/ RICHARD CASE
                                        ------------------------------------
                                        RICHARD CASE


 Dated:           New York, New York
                  February 23, 1998



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